EX-99.b



               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                           FORM 11-K


[X]   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934 (FEE REQUIRED)

For the fiscal year ended December 31, 1993

                                   OR

[ ]   TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

For the transition period from ____________ to ______________


Commission file number  1-3632


          ____________________________________________


              Interstate Power Company 401(k) Plan

          ____________________________________________




                   Interstate Power Company
                   1000 Main Street, P.O. Box 769
                   Dubuque, IA   52004-0769

















              INTERSTATE POWER COMPANY 401(k) PLAN

               FINANCIAL STATEMENTS AND SCHEDULES
                  INCORPORATED BY REFERRENCE TO

                             FORM SE

                     FILED ON MARCH 17, 1994













































                       MCGLADREY & PULLEN
          Certified Public Accountants and Consultants



                  INDEPENDENT AUDITOR'S REPORT




To the Plan Administrator
Interstate Power Company 401(k) Plan
Dubuque, Iowa


     We have audited the accompanying statements of net assets available for benefits of Interstate Power Company 401(k) Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended and the supporting schedules as of and for the year ended December 31, 1993. These financial statements and schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Interstate Power Company 401(k) Plan as of December 31, 1993 and 1992, and the changes in net assets available for benefits for the years then ended, and the schedules present fairly, in all material respects, the information required to be included therein, all in conformity with generally accepted accounting principles.


                                   /s/ McGladrey & Pullen

                                       McGladrey & Pullen



Dubuque, Iowa
February 22, 1994

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this annual report to be signed on behalf of the undersigned, thereunto duly authorized.




                         INTERSTATE POWER COMPANY 401(K) PLAN



                         By        J. C. McGowan /s/
                           J. C. McGowan, Secretary-Treasurer





Dated:    March 17, 1994